                                                                 EXHIBIT 10.1(F)

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                      TRUE NORTH COMMUNICATIONS INC. AND

                              PT CONTROLLED, INC.

                                      AND

                       MODEM MEDIA. POPPE TYSON, INC.,

                              DOUGLAS C. AHLERS,

                             ROBERT C. ALLEN, II,

                           GERALD M. O'CONNELL, AND

                            KRAFT ENTERPRISES LTD.

                         DATED AS OF FEBRUARY __, 1999

                               TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE I  THE MERGER...........................................................   4
  1.1    The Merger.............................................................   4
  1.2    Effective Time.........................................................   4
  1.3    Effect of the Merger...................................................   4
  1.4    Certificate of Incorporation; Bylaws...................................   4
  1.5    Directors and Officers.................................................   4
  1.6    Maximum Shares to Be Issued; Effect on Capital Stock...................   4
  1.7    No Further Ownership Rights in Controlled Capital Stock................   5
  1.8    Lost, Stolen or Destroyed Certificates.................................   6
  1.9    Taking of Necessary Action; Further Action.............................   6
  1.10   Tax Treatment..........................................................   6

ARTICLE II [INTENTIONALLY LEFT BLANK]...........................................   6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MMPT..............................   6
  3.1    Good Standing, Authority...............................................   6
  3.2    No Conflicts: Consents.................................................   7
  3.3    MMPT Capital Structure.................................................   7
  3.4    Organization and Standing..............................................   7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CONTROLLED AND
         TRUE NORTH.............................................................   8
  4.1    Good Standing; Authority...............................................   8
  4.2    No Conflicts; Consents.................................................   8
  4.3    Financial Statements...................................................   8
  4.4    Taxes..................................................................   9
  4.5    Assets Other than Real Property Interests..............................  10
  4.6    Real Property..........................................................  11
  4.7    Intellectual Property..................................................  11
  4.8    Contracts..............................................................  12
  4.9    Litigation.............................................................  14
  4.10   Insurance..............................................................  14
  4.11   Environmental..........................................................  14
  4.12   Benefit Plans..........................................................  15
  4.13   Compliance with Applicable Laws........................................  15
  4.14   Employee and Labor Matters.............................................  16
  4.15   Customer Accounts Receivable...........................................  16
  4.16   Licenses; Permits......................................................  17
  4.17   Tax Treatment..........................................................  17
  4.18   Disclosure.............................................................  17
  4.19   Asset Purchases........................................................  17

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
                                                                                ----
  4.20   Sufficiency of Controlled Business.....................................  17
  4.21   Effect of Transaction..................................................  17
  4.22   Events Subsequent to Most Recent Financial Statements of Controlled....  17
  [4.23  Restructuring Actions].................................................  17

ARTICLE V [INTENTIONALLY LEFT BLANK]............................................  18

ARTICLE VI CERTAIN AGREEMENTS AND COVENANTS.....................................  18
  6.1    Agreements of each of MMPT and the Stockholders........................  18
  6.2    Agreements of MMPT.....................................................  18
  6.3    Agreements of True North...............................................  19

ARTICLE VII ADDITIONAL AGREEMENTS...............................................  19
  7.1    Access to Information..................................................  19
  7.2    Expenses...............................................................  19
  7.3    Public Disclosure......................................................  19
  7.4    Consents...............................................................  19
  7.5    Reasonable Efforts.....................................................  20
  7.6    Notification of Certain Matters........................................  20
  7.7    Additional Documents and Further Assurances............................  20
  7.8    Blue Sky Laws..........................................................  20
  7.9    Legal Requirements.....................................................  20
  7.10   Tax Status.............................................................  21

ARTICLE VIII  [INTENTIONALLY LEFT BLANK]........................................  21

ARTICLE IX INDEMNIFICATION......................................................  21
  9.1    Survival of Representations and Warranties; Liability Threshold;
         Limitation on Recovery.................................................  21
  9.2    Indemnification........................................................  21
  9.3    Insurance..............................................................  22
  9.4    Losses Net of Taxes, Etc...............................................  22
  9.5    Procedures Relating to Indemnification.................................  23
  9.6    Other Claims...........................................................  24
  9.7    Termination of Indemnification.........................................  25
  9.8    Mitigation.............................................................  25
  9.9    Stockholder Claims.....................................................  25
  9.10   Accounts Receivable Reserve............................................  25

ARTICLE X  DISPUTE RESOLUTION...................................................  25
  10.1   Binding Arbitration....................................................  25

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                PAGE
                                                                                ----
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER....................................  26
  11.1  Termination.............................................................  26
  11.2  Effect of Termination...................................................  27
  11.3  Amendment...............................................................  27
  11.4  Extension; Waiver.......................................................  27

ARTICLE XII GENERAL PROVISIONS..................................................  27
  12.1  Notices.................................................................  27
  12.2  Interpretation..........................................................  28
  12.3  Counterparts............................................................  28
  12.4  Entire Agreement; Assignment............................................  28
  12.5  Severability............................................................  29
  12.6  Governing Law...........................................................  29
  12.7  Specific Performance....................................................  29

                              INDEX OF SCHEDULES

SCHEDULE            DESCRIPTION
--------            -----------

Schedule 1.6(a)     Shares to be Received
Schedule 1.6(b)     Options to be Converted
Schedule 4.3        Controlled Financial Statements
Schedule 4.6        Real Property
Schedule 4.15       Customer Accounts Receivable
[Schedule 4.23      Restructuring Actions]

                               INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------

Exhibit 6.2(a)    Public Offering Committee Charter

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into this ___ day of February, 1999, with effect from October 1, 1998, among TRUE NORTH COMMUNICATIONS INC., a Delaware corporation ("True North"), PT
                                                         ----------
CONTROLLED, INC., a Delaware corporation and wholly-owned subsidiary of True North ("Controlled"), MODEM MEDIA . POPPE TYSON, INC., a Delaware corporation
        ----------
("MMPT"), and each of Douglas C. Ahlers, a resident of Norwalk, Connecticut,
  ----
Robert C. Allen, II, a resident of Danbury, Connecticut, Gerald M. O'Connell, a resident of Wilton, Connecticut, and Kraft Enterprises LTD, an Illinois general partnership (collectively, the "Stockholders").
                                ------------


                                   RECITALS

     A. The Boards of Directors of each of MMPT and Controlled believe it is in the best interests of each company and their respective stockholders that the business and operations of MMPT and Controlled be combined through the statutory merger of Controlled with and into MMPT (the "Merger").
                                              ------

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Controlled ("Controlled Capital Stock") and all outstanding
                              ------------------------
options and other rights to acquire or receive shares of Controlled Capital Stock shall be converted into the right to receive shares of Class A Common Stock, par value $0.001 per share, of MMPT or Class B Common Stock, par value $0.001 per share, of MMPT, as set forth on Schedule 1.6(a) hereto, of MMPT (collectively, "MMPT Common Stock").
                -----------------

     C. This Agreement and the transactions contemplated hereby constitute the "Plan of Merger" required by Section 257 of the Delaware General Corporation Law
 --------------
("Delaware Law").
  ------------

     D. The Boards of Directors of MMPT and Controlled have approved this Agreement as part of the Plan of Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                              CERTAIN DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the following meanings:

     Action:  any action, claim, suit, arbitration, inquiry, subpoena, discovery
     ------
request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal involving or related to a party or its business.

     Acquisition Agreement:  the Amended and Restated Acquisition Agreement
     ---------------------
dated as of December 31, 1996 among MMPT, True North, Foote, Cone & Belding Advertising, Inc., Foote Cone & Belding, Inc., R/GA Media Group, Inc. and the Stockholders.

     Affiliate:  with respect to any specified person, a person that, directly
     ---------
or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

     Code:  the Internal Revenue Code of 1986, as amended.
     ----

     Common Exchange Ratio:  shall have the meaning set forth in Section 1.6(e)
     ---------------------
hereto.

     Controlled: PT Controlled, Inc., a Delaware corporation.  For purposes of
     ----------
Article IV of this Agreement, Controlled shall include the Controlled Subsidiaries.

     Controlled Asset Contribution Agreement: The Asset Contribution Agreement
     ---------------------------------------
dated _________, 1999 between Poppe Tyson, Inc., a Delaware corporation ("Poppe Tyson") and Controlled relating to the contribution of certain assets of Poppe Tyson by Controlled.

     Controlled Business:  the interactive media services, properties and
     -------------------
business of Controlled as conducted following the effective date of the transactions contemplated by the Controlled Asset Contribution Agreement.

     Controlled Subsidiaries:  Modem Media . Poppe Tyson (Hong Kong) Limited
     -----------------------
and Poppe Tyson (Europe) Limited.

     Indemnifiable Losses:  with respect to any claim by an Indemnitee for
     --------------------
indemnification authorized pursuant to Article 9 hereof, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

     Indemnifying Party:  any party who is required to pay any other person
     ------------------
pursuant to Article 9 hereof.

     Indemnitee:  any party who is entitled to receive payment from an
     ----------
Indemnifying Party pursuant to Article 9 hereof.

     Indemnity Payment:  the amount an Indemnifying Party is required to pay an
     -----------------
Indemnitee pursuant to Article 9 hereof.

     Intercompany Agreements:  the Administrative Services Agreement, the
     -----------------------
Intercompany Credit Agreement, the Tax Matters Agreement, each dated as of _____, 1999, between True North and

MMPT, and the Sublease Modification Agreement between MMPT and Bozell, Jacobs, Kenyon & Eckhardt, Inc., dated August 1, 1998.

     Letter of Intent:  The Letter of Intent dated May 20, 1998 between True
     ----------------
North, MMPT and the Stockholders relating to, among other things, the transactions contemplated by this Agreement.

     Liabilities:  any and all debts, liabilities and obligations, whether
     -----------
accrued, contingent or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Material Adverse Effect:  a material adverse effect on the business,
     -----------------------
assets, condition (financial or otherwise), results of operations or business prospects of a party, or on the ability of a party to consummate the transactions or complete the performance of the activities contemplated by this Agreement.

     Merger Agreement:  The Amended and Restated Merger Agreement dated as of
     ----------------
December 31, 1996 among True North, MMPT and the Stockholders.

     MPPT:  Modem Media . Poppe Tyson, Inc., a Delaware corporation (formerly TN
     ----
Technologies Inc., a Delaware corporation).

     MMPT Asset Purchase Agreements:  The Asset Purchase Agreements each dated
     ------------------------------
as of February __, 1999 (i) between True North and MMPT relating to the purchase of certain assets of MMPT by True North and (ii) between R/GA Media Group Inc. and MMPT relating to the purchase of certain assets of MMPT by R/GA Media Group Inc.

     Partnership Interest and Stock Purchase Agreement:  The Amended and
     -------------------------------------------------
Restated Partnership Interest and Stock Purchase Agreement dated as of December 31, 1996 among True North and the Stockholders.

     Restructuring Transactions:  The series of steps and transactions
     --------------------------
implemented by True North relating to (i) MMPT and certain predecessor entities of Controlled (including their affiliates) and (ii) the combination of Controlled with MMPT pursuant to this Agreement, including the following: (a) the transactions contemplated by the MMPT Asset Purchase Agreements; (b) the transactions contemplated by the Controlled Asset Contribution Agreement; (c) the merger of Poppe Tyson (US) with and into an acquisition subsidiary of Bozell, Jacobs, Kenyan & Eckhardt, Inc.; (d) the liquidation of Poppe Tyson (Malaysia) and Poppe Tyson BV; (e) the dividend of the stock of Poppe Tyson (Brazil); (f) the dividend of the stock of Controlled to True North; and (g) the merger contemplated by this Agreement.

     Return or Returns:  all returns, declarations of estimated tax payments,
     ------    -------
reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any taxing authority.

     Tax, Taxable or Taxes:  all Federal, state, local, foreign and other taxes
     ---  -------    -----
and assessments, duties or charges of any kind, including all payroll, employment or other withholding taxes, and including all interest, penalties and additions imposed with respect to such amounts and penalties for late filing or nonfiling of Returns.



                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Controlled shall be merged with and into MMPT, the separate corporate existence of Controlled shall cease and MMPT shall continue as the surviving corporation. MMPT as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                        ---------------------

     1.2  Effective Time.  The closing of the Merger (the "Closing") will take
          --------------                                   -------
place on the date hereof (the "Closing Date").  On the Closing Date, the parties
                               ------------
hereto shall cause the Merger to be consummated by filing and/or causing to become effective a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance
                                        ---------------------
with the relevant provisions of Delaware Law (the time effectiveness of the Certificate of Merger being referred to herein as the "Effective Time").
                                                       --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of MMPT and Controlled shall vest in the Surviving Corporation, and all debts, liabilities and duties of MMPT and Controlled shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by MMPT prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of MMPT shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of MMPT as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The directors of MMPT shall be the initial
          ----------------------
directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of MMPT shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Shares to Be Issued; Effect on Capital Stock.  The maximum
          ----------------------------------------------------
aggregate number of shares of MMPT Common Stock to be issued in the Merger (including Class A Common Stock of MMPT to be reserved for issuance upon exercise of any of Controlled options to be assumed by MMPT in exchange for the acquisition by MMPT of all outstanding Controlled Capital Stock) shall be 1,753,986 (the "Aggregate Share Number"). No adjustment shall be made in the
                ----------------------
number of shares of MMPT Common Stock issued in the Merger as a result of any cash proceeds received by Controlled from the date hereof to the Closing Date pursuant to the exercise of options to acquire Controlled Capital Stock.
Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Controlled, MMPT or the holder of any shares of Controlled Capital Stock, the following shall occur:

          (a)  Conversion of Controlled Capital Stock.  Each share of Common
               --------------------------------------
Stock of Controlled ("Controlled Capital Stock") issued and outstanding
                      ------------------------
immediately prior to the Effective Time will be canceled and extinguished and will be converted automatically into the right to receive that number of shares of Class A Common Stock or Class B Common Stock, as set forth on Schedule 1.6(a) hereto, multiplied by the Common Exchange Ratio (as defined in paragraph (e) below).

          (b)  Stock Options.  At the Effective Time, those outstanding options
               -------------
to purchase shares of Controlled Capital Stock that are set forth on Schedule 1.6(b) (each, a "Controlled Option") shall be, in connection with the Merger,
                 -----------------
canceled and extinguished and be converted automatically into options to purchase that number of shares of Class A Common Stock of MMPT equal to the number of shares of Controlled Capital Stock underlying such Controlled Option multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of MMPT Common Stock. The per share exercise price for the shares of Class A Common Stock of MMPT issuable upon exercise of such exchanged Controlled Option shall be equal to the quotient determined by dividing the exercise price per share of the Controlled Capital Stock at which such Controlled Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio rounded up to the nearest whole cent. All other outstanding options to purchase Controlled Capital Stock, whether vested or unvested ("Unconverted Options"), will be canceled and extinguished as of the Effective Time and will not be converted into options to purchase shares of MMPT Common Stock.

          (c)  Adjustments to Common Exchange Ratio.  The Common Exchange Ratio
               ------------------------------------
shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into MMPT Common Stock or Controlled Capital Stock), merger, recapitalization or other like change with respect to MMPT Common Stock or Controlled Capital Stock occurring after the date hereof and prior to the Effective Time, other than as contemplated hereby.

          (d)  Common Exchange Ratio.  The "Common Exchange Ratio" shall be the
               ---------------------
Aggregate Share Number divided by the sum of (A) the total number of shares of Controlled Capital Stock outstanding as of immediately prior to the Effective Time and (B) the total number of shares of Controlled Capital Stock underlying Controlled Options (other than Unconverted Options) outstanding as of immediately prior to the Effective Time.

     1.7  No Further Ownership Rights in Controlled Capital Stock.  All shares
          -------------------------------------------------------
of MMPT Common Stock issued upon the surrender for exchange of shares of Controlled Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Controlled Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Controlled Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Controlled Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.8  Lost, Stolen or Destroyed Certificates.  In the event any certificates
          --------------------------------------
representing Controlled Capital Stock shall have been lost, stolen or destroyed, Controlled shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of MMPT Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6.

     1.9  Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MMPT and Controlled, the officers and directors of MMPT and Controlled are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.10 Tax Treatment.  The Merger is intended to constitute a "Merger" within
          -------------
the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code")
                                                                         ----
and the exchange of Controlled Capital Stock for MMPT Common Stock pursuant to the Merger is intended to constitute an exchange described in Section 354 of the Code.


                                  ARTICLE II

                          [INTENTIONALLY LEFT BLANK]

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF MMPT

     MMPT hereby represents and warrants to Controlled, subject to such exceptions as are disclosed in the disclosure letter supplied by MMPT to Controlled (the "MMPT Schedules") dated the date hereof, as follows:

     3.1  Good Standing, Authority.  MMPT is a corporation duly organized,
          ------------------------
validly existing and in good standing under the laws of the State of Delaware. MMPT has all requisite corporate power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by MMPT to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, approval by the stockholders of MMPT by the requisite vote under applicable law and MMPT's Certificate of Incorporation of this Agreement and the Merger, have been duly and properly taken. This Agreement has been duly executed and delivered by MMPT and constitutes a legal, valid and binding obligation of MMPT enforceable against MMPT in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, merger, moratorium or other similar laws relating thereto or affecting creditors' rights generally or by general equitable principles.

     3.2  No Conflicts: Consents.  The execution and delivery of this Agreement
          ----------------------
by MMPT do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon MMPT under, any provision of (a) the Certificate of Incorporation or Bylaws of MMPT, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which MMPT is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to MMPT or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to MMPT in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.3  MMPT Capital Structure.  Except as disclosed on Schedule 1.6(a) and
          ----------------------
other than True North (including certain wholly-owned subsidiaries of True North) and the Stockholders, no other person or entity owns any Controlled Capital Stock. Schedule 1.6(a) sets forth the ownership of all such issued and outstanding Controlled Capital Stock. Other than as set forth on Schedule 1.6(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral other than arising hereunder, to which MMPT is a party or by which such party is bound obligating MMPT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any equity interest in MMPT or to grant, or enter into any such option, warrant, call, right, commitment or agreement.

     3.4  Organization and Standing.  MMPT has full corporate power an
          -------------------------
authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. MMPT is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.


                                  ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF CONTROLLED AND TRUE NORTH

     Controlled and True North represent and warrant to MMPT and the Stockholders, subject to such exceptions as are disclosed in the disclosure letter supplied by Controlled to MMPT (the "Controlled Schedules") and dated as
                                            --------------------
of the date hereof, as follows:

     4.1  Good Standing; Authority.  Controlled is a corporation duly organized,
          ------------------------
validly existing and in good standing under the laws of the State of Delaware. Controlled was incorporated on November 16, 1998 for the purpose of effecting the separate transactions contemplated by this Agreement and the Controlled Asset Contribution Agreement. Controlled has not engaged in any business operations since the date of its formation. Controlled and True North have all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Controlled and True North to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Controlled and True North and constitutes a legal, valid and binding obligation of each of Controlled and True North, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, merger, moratorium or other similar laws relating thereto or affecting creditors' rights generally or by general equitable principles.

     4.2  No Conflicts; Consents. The execution and delivery of this Agreement
          ----------------------
by Controlled and True North do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon Controlled under, any provision of (a) the Certificate of Incorporation or Bylaws of Controlled or True North, as the case may be, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Controlled or True North, as the case may be, or its is a party or by which its properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Controlled, True North, their respective properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Controlled in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     4.3  Financial Statements.
          --------------------

          (a) Schedule 4.3(a) sets forth the consolidated balance sheets of Controlled as of September 30, 1998 and December 31, 1997 and the consolidated statements of income and cash flows of Controlled and the Controlled Subsidiaries for each of the three years ended on December 31, 1997, together with all the notes that have been prepared to such financial statements, if any, which financial statements reflect, on a pro forma basis, the Controlled Business (collectively, the "Controlled Financial Statements"). The Controlled
                             -------------------------------
Financial Statements are complete and accurate in all material respects and fairly present the consolidated financial condition and results of operations of Controlled and the Controlled Subsidiaries, including the Controlled Business, in accordance with generally accepted accounting principles consistently applied, in each case as of the respective dates thereof and for the respective periods indicated.

          (b) Except as disclosed on Schedule 4.3(b), there are, and at the Closing there will be, no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) relating to Controlled, including the Controlled Business, except (i) as specifically disclosed, reflected or fully reserved against as part of the balance sheet of Controlled or the Controlled Subsidiaries as of September 30, 1998 (the "Controlled Balance
                                                              ------------------
Sheet") and (ii) for non-material liabilities and obligations incurred in the
-----
ordinary course of business of Controlled, including the Controlled Business, consistent with past practice since the date of the Controlled Balance Sheet.

          (c) At the Closing, MMPT will not incur any liabilities, costs or obligations (including severance costs) as a result of the Merger, other than the Assumed Liabilities (as defined in the Controlled Asset Contribution Agreement).

     4.4  Taxes.  All Tax Returns, statements, reports and forms (including
          -----
estimated Tax returns and reports and information Returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the date hereof relating to or otherwise affecting Controlled or the Controlled Business (collectively, the "Controlled Returns"), have been or
                                            ------------------
will be filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown or required to be shown due thereon have been paid or have been fully accrued on the Controlled Balance Sheet in accordance with generally accepted accounting principles. Except to the extent disclosed in the Controlled Financial Statements (including notes thereto), the Controlled Returns correctly reflect (and, as to any Controlled Returns not filed as of the date hereof but filed on or prior to the Closing Date, will correctly reflect) the Tax liability of Controlled. Controlled has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld including, without limitation, all amounts required to be withheld with respect to employees of Controlled. Controlled has not granted any extension or waiver of the limitation period applicable to any Controlled Returns involving a Tax issue with respect to or otherwise affecting Controlled or the Controlled Business. There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of Controlled or True North, threatened against or with respect to Controlled in respect of any Tax deficiency or assessment relating to or otherwise affecting Controlled. No notice of deficiency or similar document of any Tax Authority relating to or otherwise affecting Controlled has been received by Controlled or True North, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority relating to Controlled that could, if determined adversely to Controlled, materially affect the liability of Controlled, for Taxes with respect to or otherwise affecting Controlled or the Controlled Business in other Taxable periods. To the knowledge of Controlled and True North, there are no liens for Taxes on the assets included in or otherwise affecting Controlled or the Controlled Business other than liens for Taxes which are not yet due and payable. Controlled has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending on or prior to the date hereof pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed in respect of Controlled prior to the date hereof. There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of Controlled that, individually or collectively, will give rise to the payment of any amount that will not be deductible pursuant to Section 162 (as unreasonable compensation) or pursuant to Section 280G of the Code. Controlled is not a party to (or obligated under) any Tax allocation, Tax distribution, Tax sharing, Tax indemnity or similar agreement or arrangement with respect to any Tax relating to or otherwise affecting Controlled (including, without limitation, any such agreement or arrangement imposed by operation of law). None of (i) the sale of certain assets by MMPT to True North or its affiliate pursuant to the terms of the MMPT Asset Purchase Agreements,
(ii) the contribution of certain assets by Poppe Tyson to Controlled pursuant to the terms of the Controlled Asset Contribution Agreement or (iii) any of the transactions contemplated or consummated pursuant to or in connection with this Agreement, or (iv) any other transaction contemplated by the Restructuring Transactions, has given or will give rise to any Tax Liability on the part of Controlled, MMPT or the Stockholders.

     4.5  Assets Other than Real Property Interests.
          -----------------------------------------

          (a) Controlled has good and valid title to all assets (other than real property) reflected on the Controlled Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Controlled Balance Sheet in the ordinary course of business consistent with past practice, which are not material to the Controlled Business in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind other than
(i) mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may thereafter be paid without penalty or premium, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Controlled Balance Sheet and (iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use, operation or value of the assets to which they relate (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses
(i), (ii) and (iii) above are hereinafter referred to collectively as "Controlled Permitted Liens").
 --------------------------

          (b) All the tangible assets of Controlled have been maintained in all material respects in accordance with normal industry practice. Each of the tangible assets of Controlled and each item of material tangible personal property of Controlled is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of Controlled is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          (c) The Controlled Subsidiaries are wholly-owned subsidiaries of Controlled. Controlled has no subsidiaries other than the Controlled Subsidiaries.

     4.6  Real Property.
          -------------

          (a) Schedule 4.6 sets forth a complete list of all leased and other interests in real property of any kind leased or held by Controlled (individually, a "Controlled Leased Property") and further identifies any
                  --------------------------
material agreements relating to said interests in real property. Controlled has good, valid, and subsisting title to the Controlled Leased Property, in each case free and clear of all leasehold mortgages, leasehold liens, leasehold security interests, leasehold encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way, rights of refusal, and other restrictions of any nature whatsoever, except (a) such as are set forth on Schedule 4.6, (b) zoning, building and similar restrictions, or (c) easements, covenants, rights-of-way, rights of first refusal and other similar restrictions that affect the fee title to the Controlled Leased Property, none of which items set forth in clauses (b) or (c), individually or in the aggregate, materially impair the continued use, operation or value of the property to which they relate. The current use by Controlled of the offices and other facilities located on Controlled Leased Property does not violate any local zoning ordinance and, to the knowledge of Controlled and True North, there is no proposed change in any local zoning ordinance that would have a material adverse effect on the Controlled Business.

          (b) Neither the whole nor any part of the Controlled Leased Property is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of Controlled and True North, no such condemnation or other taking is threatened or contemplated.

     4.7  Intellectual Property.
          ---------------------

          (a) Controlled owns the freely transferable right to make, use, sell, have made, lease, export, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property owned, used, filed by or licensed to Controlled (the "Controlled Intellectual Property"), and
                                         --------------------------------
the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights. Controlled owns or licenses under valid agreements all Controlled Intellectual Property as is necessary to conduct the Controlled Business.

          (b) Controlled has not granted any options, licenses or agreements of any kind relating to Controlled Intellectual Property or the marketing or distribution thereof, except non-exclusive licenses to end users in the ordinary course of business. Controlled is not bound by or a party to any options, licenses or agreements of any kind relating to the Controlled Intellectual Property of any other person. All Controlled Intellectual Property is free and clear of the claims of others and of all liens, security interests and encumbrances whatsoever. Controlled's conduct of the Controlled Business does not violate, conflict with or infringe the Intellectual Property of any other person. No claims are pending or, to the knowledge of Controlled or True North, threatened, against Controlled by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Controlled Intellectual Property, and, to the knowledge of Controlled and True North, there are no reasonable grounds existing to support the commencement or assertion of any such claims which such claims would be of a material nature; and neither Controlled nor True North has received any written communications alleging that any such party has violated any rights relating to Intellectual Property of any person.

          (c) The Controlled Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used in the industries of Controlled to protect rights of like importance. All former and current members of management and key personnel of Controlled, including all current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other Controlled Intellectual Property (collectively, "Controlled Personnel"), have executed and delivered to Controlled a proprietary information agreement restricting such person's right to disclose proprietary information of Controlled and its clients. All former and current Controlled Personnel either
(i) have been party to a "work-for-hire" arrangement or agreement with Controlled, in accordance with applicable Federal and state law, that has accorded Controlled full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of Controlled as assignee that have conveyed to Controlled full, effective and exclusive ownership of all tangible and intangible property thereby arising. None of the current or former officers or employees of Controlled have any patents issued or applications pending for any device, process, design or invention of any kind now used in its business.

     4.8  Contracts.  Controlled is not a party to nor is it bound by any:
          ---------

          (a) employment agreement that represents an aggregate future liability in excess of $50,000 and is not terminable by Controlled by notice of not more than 60 days for a cost of less than $10,000;

          (b) employee collective bargaining agreement or other contract with any labor union;

          (c) covenant not to compete or other covenant restricting in any material respect the development, manufacture, marketing or distribution of Controlled's products and services;

          (d) agreement or other material arrangement with any current or former officer, director or employee of Controlled;

          (e) lease, sublease or similar agreement with any person under which Controlled is a lessor or sublessor of, or makes available for use to any person, (A) any Controlled Leased Property or (B) any portion of any premises otherwise occupied by Controlled;

          (f)  lease, sublease or similar agreement with any person under which
(A) Controlled is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) Controlled is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Controlled in any such case which represents an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by Controlled by notice of not more than 60 days for a cost of less than $10,000;

          (g) (A) continuing contract or arrangement with a stated term (including permitted renewals) of more than 180 days for the future purchase of materials, supplies or equipment, (B) management service, consulting or other similar type of contract or arrangement or (C) advertising agreement or arrangement, in any such case which represents an aggregate future liability to any person in excess of $50,000 and is not terminable by Controlled by notice of not more than 60 days for a cost of less than $50,000;

          (h) license, option or other agreement relating in whole or in part to the Controlled Intellectual Property (including any license or other agreement under which Controlled, True North or any of their Affiliates is licensee or licensor of any such Controlled Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of Controlled or any other person to which Controlled is a party;

          (i) agreement, contract or other instrument under which Controlled has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

          (j) agreement or other arrangement (including so-called take-or-pay or keepwell agreements) under which (A) any person has directly or indirectly effectively guaranteed indebtedness, liabilities or obligations of Controlled or
(B) Controlled has directly or indirectly effectively guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (k) agreement or arrangement under which Controlled has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (l) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any real and personal property of Controlled (other than such that fall within clauses (i) and (iii) of the definition of Controlled Permitted Liens);

          (m) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of Controlled or any predecessor person; or

          (n) other agreement, contract, lease, sublease, license, commitments or instrument to which Controlled is a party or by or to which it or any of its assets or business is bound or subject which represents an aggregate future liability to any person in excess of $50,000 and is not terminable by Controlled by notice of not more than 60 days for a cost of less than $10,000.

          (o) group of agreements, contracts, leases, subleases, licenses, commitments or instruments falling within subparagraphs (a), (f), (g) and (n) of this Section 4.8 that collectively represent future aggregate liabilities in excess of $100,000 or that are not terminable by Controlled by notice of not more than sixty (60) days for an aggregate cost of less than $10,000; except as specifically contemplated by this Agreement; any contract not made in the ordinary course of business; or any other contract, agreement, commitment or understanding that is material to Controlled.

     All agreements, contracts, leases, subleases, licenses, commitments or instruments of Controlled which are material to business and operations of Controlled (collectively, the "Controlled Contracts") are valid, binding and in
                               --------------------
full force and effect and are enforceable by Controlled in accordance with their terms (except as against third parties that properly invoke the protection of applicable bankruptcy laws of which, to the knowledge of Controlled and True North, there are currently none) and, to the knowledge of Controlled and True North, the consummation of the transactions contemplated hereby will not affect the validity or enforceability of the Controlled Contracts. Controlled has performed all material obligations required to be performed by it to date under the Controlled Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Controlled and True North, no other party to any of the Controlled Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Controlled is not currently renegotiating any of the Controlled Contracts or paying liquidated damages in lieu of performance.

     4.9  Litigation.  Controlled is not a party to any litigation.  Controlled
          ----------
is not a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to Controlled or any of its properties, assets, operations or business. To the knowledge of Controlled and True North, there are no unasserted claims which if asserted could reasonably be expected to have a Material Adverse Effect. There is no lawsuit or claim by Controlled pending, or which such claim Controlled intends to initiate, against any other person involving a claim in excess of $10,000. To the knowledge of Controlled and True North, there is no pending or threatened investigation of Controlled by any Governmental Entity.

     4.10 Insurance.  All insurance policies maintained by Controlled are in
          ---------
full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the date hereof under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of Controlled and True North, Controlled has conducted its Business in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     4.11 Environmental.
          -------------

          (a) For the purposes of this Agreement, the following terms shall have the following definitions:

               (i) "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials (as hereinafter defined) or (B) any violation, or alleged violation, of any Environmental Law.

               (ii) "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (iii) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

          (b) Controlled has been and is in compliance (which compliance includes, but is not limited to, the possession of all permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) in all material respects with all Environmental Laws, and Controlled has not received any notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability.

          (c) Neither Controlled nor True North has received notice of any Environmental Claim filed or threatened against Controlled or relating to Controlled, or against any person or entity whose liability for any Environmental Claim Controlled has retained or assumed either contractually or by operation of law and there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against Controlled or against any person or entity whose liability for any Environmental Claim Controlled has retained or assumed either contractually or by operation of law.

          (d) Controlled has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

          (e) No Hazardous Materials are present in, on, under or adjacent to any properties owned, leased or used at any time (including both land and improvements thereon) by Controlled or for its business so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     4.12 Benefit Plans.  Controlled does not maintain or contribute to, or is
          -------------
not required to maintain or contribute to an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) and neither Controlled nor any benefit plan maintained by Controlled is subject to ERISA.

     4.13 Compliance with Applicable Laws.  Controlled is in compliance in all
          -------------------------------
material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental entity, including those relating to occupational health and safety ("Applicable Laws"). Neither Controlled nor True North has received any order or communication since December 31, 1997 from a Governmental Entity that alleges that Controlled is not in compliance in any respect with any Applicable Laws.

     4.14 Employee and Labor Matters.
          --------------------------

          (a) (i) There is, and since December 31, 1997 there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Controlled and True North, threatened, against Controlled, (ii) to the knowledge of Controlled and True North, no union organizational campaign is in progress with respect to the employees of Controlled and no question concerning representation exists respecting such employees; (iii) Controlled is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against Controlled pending, or, to the knowledge of Controlled and True North, threatened, before the National Labor Relations Board; (v) there are no pending, or, to the knowledge of Controlled and True North, threatened, union grievances against Controlled; (vi) there are no pending, or, to the knowledge of Controlled and True North, threatened, charges against Controlled or any current or former employee of Controlled before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (vii) none of Controlled, True North or Controlled has received written notice during the past three years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting Controlled and, to the knowledge of Controlled and True North, no such investigation is in progress; and (viii) Controlled is not liable for any arrears of wages, penalties or taxes with respect to the foregoing.

          (b) No officer or director of Controlled is, and, to the knowledge of Controlled and True North, no other employee of Controlled is a party to or bound by any contract, license, covenant or agreement of any nature, or subject to any judgment, decree or order of any Governmental Entity, that would conflict with Controlled or the transactions contemplated hereby or have a Material Adverse Effect. To the knowledge of Controlled and True North, no activity of any employee of Controlled as or while an employee of Controlled or Controlled has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement. To the knowledge of Controlled and True North, the execution and delivery of this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

     4.15 Customer Accounts Receivable.  All customer accounts receivable of
          ----------------------------
Controlled, whether reflected on the Controlled Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. To the knowledge of Controlled and True North, all accounts receivable reflected in the Controlled Balance Sheet are good and collectible in the ordinary course of business. Set forth on Schedule 4.15 is a list of the names of the ten largest customers of the Controlled Business and the percentage of the Controlled Business' total revenues that each customer represented during the fiscal year ended December 31, 1997 and through the date hereof. Except as set forth on Schedule 4.15, there exists no actual or threatened termination, cancellation or limitation of, or any material modification of or change in, the business relationship of Controlled with any of the ten largest customers of Controlled during the fiscal year ended December 31, 1997 and through the date hereof and, to the knowledge of the Controlled or True North, the consummation of the transactions contemplated hereby will not result in the termination, cancellation or limitation of, or any material change in, the business relationship of Controlled with any such customer.

     4.16 Licenses; Permits.  All licenses, permits and authorizations issued or
          -----------------
granted to Controlled by Governmental Entities which are necessary for the conduct of the Controlled Business are validly held by Controlled. Controlled has complied in all material respects with all terms and conditions of such licenses, permits and authorizations, and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement, the Merger or the consummation of the transactions contemplated hereby.

     4.17 Tax Treatment.  The Merger will constitute a Merger within the meaning
          -------------
of Section 368(a) of the Code.

     4.18 Disclosure.  No representation or warranty of Controlled or True North
          ----------
contained in this Agreement, and no statement contained in any document, certificate, Schedule, Annex or Exhibit furnished or to be furnished by or on behalf of Controlled or True North to MMPT pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

     4.19  Asset Purchases.  The transactions contemplated by the Controlled
           ---------------
Asset Contribution Agreement and the MMPT Asset Purchase Agreements have been consummated in accordance with their respective terms and without breach by True North of any covenant or obligation thereunder.

     4.20  Sufficiency of Controlled Business. The assets of Controlled comprise
           ----------------------------------
all of the business, properties, assets (including Intellectual Property) and goodwill necessary for, and are sufficient for, the conduct of the business of Controlled (including the Controlled Business) by Controlled in the same manner as conducted by Controlled (including Controlled) prior to the Controlled Merger.

     4.21  Effect of Transaction.  No creditor, employee, client, customer or
           ---------------------
other person having a material business relationship with the Controlled has informed Controlled or True North, that such person intends to change such relationship because of the consummation of any of the transactions contemplated hereby.

     4.22  Events Subsequent to Most Recent Financial Statements of Controlled.
           -------------------------------------------------------------------
Since December 31, 1997, there has not been any material adverse change in the assets that comprise the Controlled Business.

     4.23  Restructuring Actions. TNC has taken or caused to be taken the
           ---------------------
restructuring actions relating to MMPT and Controlled as set forth on Schedule 4.23.

     4.24  No Order; HSR. No Governmental Entity has enacted, issued,
           -------------
promulgated, enforced or entered any stature, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under HSR relating to the transactions contemplated hereby have expired or terminated early.

                                   ARTICLE V

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE VI

                       CERTAIN AGREEMENTS AND COVENANTS

     6.1   Agreements of each of MMPT and the Stockholders. Each of MMPT and the
           -----------------------------------------------
Stockholders hereby agree in consideration of the Merger and other agreements and transactions contemplated by this Agreement, to waive any claim such party may have with respect to, or arising out of, a breach of any representation and warranty or the failure to comply with any covenant by True North directly related to any of the Transferred Assets or the Acquired Entities (as such terms are defined in the Acquisition Agreement) set forth in the Acquisition Agreement if and only to the extent such Transferred Assets or Acquired Entities (including any related liabilities or obligations) have been transferred and assigned to True North pursuant to the MMPT Asset Purchase Agreements.

     6.2  Agreements of MMPT.  MMPT hereby agrees with True North and the
          ------------------
Stockholders as follows:

          (a) Public Offering Committee. As of the date hereof, MMPT has established, and shall continue to maintain until completion of an initial public offering of MMPT Common Stock, a Public Offering Committee of the Board of Directors, consisting of Donald L. Seeley, Donald M. Elliman, Jr. and G.M. O'Connell, in accordance with the provisions set forth in the form of Public Offering Committee charter attached hereto as Exhibit 6.2(a) hereto. Subject to the provisions of Section 6.7 of the Acquisition Agreement, True North and MMPT shall use their respective best efforts to consummate an initial public offering of MMPT Common Stock as promptly as practicable following the Closing on a valuation agreed upon by the Stockholders, True North and MMPT, which agreement shall not be unreasonably withheld.

          (b) Board of Directors. As of the date hereof, the Board of Directors of MMPT consists of five members, three of whom have been selected by True North and two of whom have been selected by the Stockholders. Subsequent to the Closing, the Board of Directors will appoint two additional independent directors reasonably satisfactory to the Stockholders.

          (c) Insurance. As of the date hereof, MMPT maintains insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged.

          (d) Bylaws. As of the date hereof, the bylaws of MMPT provide that meetings of the Board of Directors may be called by the chairman of the Board, the chief executive officer or a majority of the directors then in office.

          (e) Miscellaneous Corporate Governance Matters. Each of the parties acknowledge and agree that the commitments relating to the governance and operation of MMPT set forth in the Letter of Intent shall survive the Closing.

          (f) Survival. This Section 6.2 shall survive the Closing of this Agreement.

     6.3  Agreements of True North.  True North hereby agrees with the other
          ------------------------
parties as follows:

          Consent to Assignment. True North consents to the assignment to MMPT of all contracts and agreements between it and Controlled resulting from the Merger.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1  Access to Information.  Subject to any applicable contractual
          ---------------------
confidentiality obligations each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     7.2  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expense; provided, however, that True North shall pay (i) all fees and expenses of Arthur Andersen LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, in connection with accounting and legal services rendered in connection with the Merger and the other transactions contemplated by this Agreement, and (ii) one-half, but not to exceed $50,000, of the legal fees and expenses of the Stockholders in connection with the Merger and the other transactions contemplated by this Agreement.

     7.3  Public Disclosure.  Unless otherwise required by law (including,
          -----------------
without limitation, securities laws) no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by True North and MMPT prior to release, provided that such approval shall not be unreasonably withheld or delayed.

     7.4  Consents.  MMPT shall use its reasonable efforts to obtain the
          --------
consents, waivers and approvals under the Controlled Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Controlled Schedules) so as to preserve all rights of, and benefits to MMPT thereunder.

     7.5  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that True North shall not be required to agree to any divestiture by True North or MMPT or any of True North's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of True North or its subsidiaries or affiliates or MMPT or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      7.6  Notification of Certain Matters.  MMPT shall give prompt notice to
           -------------------------------
True North, and True North shall give prompt notice to MMPT, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of MMPT, Controlled or True North, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement and (ii) any failure of MMPT or Controlled or True North, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      7.7  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      7.8  Blue Sky Laws.  True North and Controlled shall take such steps as
           -------------
may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the MMPT Common Stock pursuant hereto. MMPT shall use its reasonable best efforts to assist True North and Controlled as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of MMPT Common Stock pursuant hereto.

      7.9  Legal Requirements.  Each of Controlled, True North and MMPT will
           ------------------
take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

      7.10 Tax Status.  The parties hereto will take no action that could
           ----------
reasonably be expected to cause the exchange of Controlled Capital Stock for MMPT Common Stock to fail to qualify as an exchange pursuant to a merger within the meaning of Section 368(a).

                                 ARTICLE VIII

                          [INTENTIONALLY LEFT BLANK]


                                  ARTICLE IX

                                INDEMNIFICATION

      9.1 Survival of Representations and Warranties; Liability Threshold;
          ----------------------------------------------------------------
Limitation on Recovery.
----------------------

          (a) All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

          (b) Except as specifically provided herein, the provisions of this
Article IX shall terminate and be of no further force and effect on the third anniversary of the date hereof. Notwith standing the foregoing, the representations and warranties of Controlled and True North contained in Sections 4.3, 4.4, 4.11, 4.15, 4.17, 4.19, 4.20, 4.23 and the covenant set forth in Section 6.3 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations).

          (c) No party to this Agreement shall be entitled to indemnification for any loss contemplated by this Article IX until the aggregate of all indemnified or indemnifiable losses, damages or expenses suffered by such party or its successors and assigns, pursuant to this Agreement exceeds $100,000 (the "Initial Threshold"). If such losses, damages or expenses exceed the Initial Threshold, the applicable indemnifying party shall be obligated to pay the entire amount of such losses, damages or expenses suffered by the other, less $100,000. The foregoing two sentences shall not apply to a breach of the representations and warranties or covenants set forth in Sections 4.3, 4.4, 4.11, 4.15, 4.17, 4.19, 4.20, 4.23 and 6.3 hereof.

      9.2 Indemnification.
          ---------------

          (a) True North shall indemnify, defend and hold harmless MMPT, each of its directors, officers, employees and agents, each Affiliate of MMPT and the Stockholders (the "Indemnified Parties") from and against any and all Indemnifiable Losses of MMPT, any of its Affiliates or the Stockholders, as the case may be, arising out of or due to, directly or indirectly, (i) any breach by MMPT or Controlled or True North of any representation or warranty of Controlled or True North given for the benefit of MMPT or the Stockholders, as the case may be, contained in Article IV of this Agreement or in any certificate or Schedule delivered pursuant hereto, and (ii) any breach of any covenant of Controlled or True North contained in this Agreement and (iii) third party claims relating to Neterra; provided, however, that the indemnification obligations of True North pursuant to this Article IX shall not apply to the breach by MMPT or Controlled of any representation or warranty given by MMPT or Controlled, the untruth of which is actually known to any Stockholder as of the date hereof or as of the Closing Date. The parties hereto acknowledge and agree that the Stockholders shall have no obligation to undertake any investigation of the accuracy of representations and warranties contained in
Article IV.

          (b) True North's indemnity obligation under this Section 9.2 shall include, but not be limited to, Indemnifiable Losses resulting from claims by former shareholders of any predecessor businesses or entities of Controlled that arise out of the Restructuring Transactions.

          (c) MMPT shall indemnify, defend and hold harmless Controlled and True North, each of their respective directors, officers, employees and agents and each Affiliate of Controlled and True North from and against any and all Indemnifiable Losses of Controlled and True North or any of their respective Affiliates arising out of or due to, directly or indirectly, (i) any breach by MMPT of any representations or warranties of MMPT contained in Article III of this Agreement, or in any certificate or Schedule delivered pursuant hereto, or
(ii) any breach of any covenant of MMPT contained in this Agreement.

      9.3 Insurance.  Amounts required to be paid pursuant to this Article IX
          ---------
are hereafter sometimes collectively called "Indemnity Payments" and are individually called an "Indemnity Payment." The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnitee") pursuant to Section 9.2 shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the lesser of (a) the amount of such insurance proceeds or other amounts or (b) such Indemnity Payment actually received previously. The Indemnitee agrees that the Indemnifying Party shall be subrogated to such Indemnitee under any insurance policy.

      9.4 Losses Net of Taxes, Etc.  The amount of any loss, liability, claim,
          -------------------------
damage, expense or Tax (collectively, a "Loss") for which indemnification is provided under this Article IX shall be (a) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (i.e. grossed up for such increase) and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party's liability for Taxes and payments between the parties to this Agreement to reflect such adjustment shall be made if necessary.

      9.5 Procedures Relating to Indemnification.
          --------------------------------------

          (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person against the Indemnitee (a "Third Party
                                                              -----------
Claim"), such Indemnitee must notify the Indemnifying Party in writing, and in
-----
reasonable detail, of the Third Party Claim within 20 business days after receipt by such Indemnitee party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the
--------  -------
indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnitee during the period in excess of 20 days in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, within ten business days after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof at its sole expense with counsel selected by the Indemnifying Party and reasonably acceptable to the indemnified party; provided, however, that the Indemnitee shall have the right to employ
       --------  -------
separate counsel to represent itself in connection with any claim in respect of which indemnity may be sought hereunder if the defendants in respect of any such claim reasonably conclude that there may be legal defenses available to them or another Indemnitee that are different from or additional to those available to the Indemnifying Party or that there exists some other conflict of interest between the interests of the indemnified parties and the Indemnifying Party with respect to such claim that makes separate representation desirable in the reasonable judgment of the indemnified parties, and, in the event of the foregoing, the fees and expenses reasonably incurred by such separate counsel shall be paid by the Indemnifying Party. It is understood, however, in connection with the proviso in the preceding sentence that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel for all the Indemnitees (together with not more than one local counsel in each jurisdiction in which any claim or action is brought). Should the Indemnifying Party elect to assume the defense of a Third Party Claim, except where it may not so elect pursuant to the proviso in the second preceding sentence, in accordance with the second preceding sentence the Indemnifying Party shall not be liable to the Indemnitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee for any period during which the

Indemnifying Party has failed to assume the defense thereof (other than during any period during which the Indemnitee shall have failed to give timely notice of the Third Party Claim as provided above).

          (c) If the Indemnifying Party elects to assume the defense of any Third Party Claim in accordance with the provisions of this Section 9.5, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not settle, compromise or discharge such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of a Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnitee completely in connection with such Third Party Claim and which would not otherwise adversely affect the Indemnitee.

          (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 9.2 other than Third Party Claims shall be governed by Section 9.6.

      9.6 Other Claims.  In the event any Indemnitee should have a claim against
          ------------
any Indemnifying Party under Section 9.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnitee, the Indemnitee shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under Section 9.2. If the Indemnifying Party does not notify the Indemnitee within 20 business days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnitee under Section 9.2, such claim specified by the Indemnitee in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such liability to the Indemnitee on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the

Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     9.7  Termination of Indemnification.  The obligations to indemnify and hold
          ------------------------------
harmless a party hereto pursuant to Section 9.2 shall not terminate except as provided in Section 9.1 hereof.

     9.8  Mitigation.  The parties hereto shall cooperate with each other with
          ----------
respect to resolving any claim or liability with respect to which one party is obligated to indemnify any other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability; provided, that an Indemnitee shall not be required to make such
           --------
efforts if they would be detrimental in any material respect to such party.

     9.9  Stockholder Claims.  If the Stockholders are entitled to
          ------------------
indemnification pursuant to Section 9.2(a) or (b) hereof, the Stockholders may, at their election, direct True North to satisfy its indemnity obligation to the Stockholders by indemnifying and making whole MMPT for the entire amount of the loss sustained by MMPT. To the extent not duplicative, the Stockholders shall also be entitled to indemnity for any or all of their Indemnifiable Losses arising from such claim.

     9.10 Accounts Receivable Reserve.  In addition to the indemnification
          ---------------------------
provided for in this Article IX, True North agrees to purchase from MMPT, at MMPT's election, any accounts receivable of MMPT arising on or prior to the Closing Date, net of reserves of MMPT, which are not collected by MMPT after the Closing within 90 days after such amounts become due and payable. MMPT shall undertake reasonable steps to collect such amounts during such period.

                                   ARTICLE X

                              DISPUTE RESOLUTION

     10.1 Binding Arbitration.
          -------------------

          (a) Except as set forth in Section 12.7, (a) any dispute, controversy or claim arising in connection with this Agreement, shall be settled by binding arbitration if so requested by any party hereto pursuant to paragraph (b) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 9.1 shall govern such arbitration to the extent they conflict with the rules of the AAA.

          (b) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use their commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

          (c) The determination of the arbitrators shall be final and binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including, without limitation, counsel fees and fees of experts; provided, however, that the
                                              --------  -------
parties shall share equally in the expense of the arbitrators and of the AAA.

          (d) Notwithstanding anything contained herein to the contrary, the arbitrators shall not be limited as to the form of relief or remedy provided pursuant to this Section 10.1.


                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     11.1 Termination.  Except as provided in Section 11.3 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual consent of the parties hereto;

          (b) by True North or MMPT if: (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity that would make consummation of the Merger illegal;

          (c) by True North or MMPT if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit True North's, Controlled's or MMPT's ownership or operation of any portion of the business of MMPT or (ii) compel True North, Controlled or MMPT to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of MMPT or True North.

          (d) by True North if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of MMPT and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by MMPT prior to the Closing Date through the exercise of its reasonable best efforts, then for so long as MMPT continues to exercise such reasonable best efforts True North may not terminate this Agreement under this Section 11.1(d) unless such breach is not cured prior to the Closing Date (but no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by MMPT or the Stockholders if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Controlled or True North and as a result of such breach the conditions set forth in Section 8.2(a) or 8.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by True North or Controlled prior to the Closing Date through the exercise of its reasonable best efforts, then for so long as True North or Controlled continues to exercise such reasonable best efforts MMPT may not terminate this Agreement under this Section 11.1(e) unless such breach is not cured prior to the Closing Date (but no cure period shall be required for a breach which by its nature cannot be cured);

     11.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Controlled, True North, MMPT or the Stockholders, or their respective officers, directors or stockholders.

     11.3 Amendment.  Except as is otherwise required by applicable law after
          ---------
the stockholders of MMPT approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     11.4 Extension; Waiver.  At any time prior to the Effective Time,
          -----------------
Controlled and True North, on the one hand, and MMPT, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver shall affect or impair the rights or potential claims of the Stockholders.


                                  ARTICLE XII

                              GENERAL PROVISIONS

     12.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Controlled or True North, to:

               True North Communications Inc.
               101 East Erie Street
               Chicago, Illinois 60611
               Attention:  Secretary
               Telephone No.:  (312) 425-5000
               Facsimile No.:  (312) 425-5010

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Brian C. Erb, Esq.
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to MMPT, to:

               Modem Media . Poppe Tyson, Inc.
               228 Saugatuck Avenue
               Westport, CT 06880
               Attention:  Steve Roberts
               Telephone No.:  (203) 341-5200
               Facsimile No.:   (203) 291-6061

     12.2 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     12.4 Entire Agreement; Assignment.  This Agreement, the Schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein (a) constitute the entire agreement among the parties with respect to the subject matter specifically covered hereby and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter specifically covered hereby; provided that the parties hereto acknowledge that certain matters governing the relationship of certain of the parties hereto with respect to matters related to, but not specifically covered by, this Agreement are covered by various agreements and understandings among those parties (including the Letter of Intent, the Acquisition Agreement, the Merger Agreement and the Partnership Interest and Stock Purchase Agreement); (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Controlled and True North may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     12.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     12.6 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     12.7 Specific Performance.  The parties hereto agree that irreparable
          --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Controlled, True North, MMPT and the Stockholders have caused this Agreement to be signed, all as of the date first written above.


MODEM MEDIA . POPPE TYSON, INC.          TRUE NORTH COMMUNICATIONS INC.



By:_____________________________         By:_____________________________
   Name:  G.M. O'Connell                    Name:  Dale F. Perona
   Title: President                         Title: Senior Vice President



                                         PT CONTROLLED, INC.
________________________________
Douglas C. Ahlers


________________________________         By:_____________________________
Robert C. Allen, II                         Name:  Dale F. Perona
                                            Title: President

________________________________
Gerald M. O'Connell


KRAFT ENTERPRISES LTD.


By:_____________________________
   Name:
   Title: